Lucas Energy, Inc. 8-K

Exhibit 99.1

Contacts:	Carol Coale / Ken Dennard Dennard ▪ Lascar Associates LLC (713) 529-6600

FOR IMMEDIATE RELEASE

LUCAS ENERGY SHAREHOLDERS VOTE TO APPROVE SEGUNDO TRANSACTION AND RELATED FINANCINGS

HOUSTON, TEXAS – August 23, 2016-- Lucas Energy, Inc. (NYSE MKT: LEI) (“Lucas” or the “Company”), an independent oil and gas company with its operations in central Texas announced that at a separate special stockholder meeting today its shareholders voted to approve the Asset Purchase Agreement to acquire the working interests in certain oil and gas properties from Segundo Resources and various sellers. Also approved were the financial transactions in connection with the acquisition. Holders voted in favor of five proposals to issue approximately 13 million shares of common stock in addition to preferred stock and debt transactions in connection with the Segundo acquisition and other related matters. Shareholders also approved the ratification of the appointment of GBH CPAs, PC as Lucas’ independent auditors for the fiscal year ending March 31, 2017. Additional information regarding the stockholders meeting and the items approved are described in greater detail in the Definitive Proxy Statement on Schedule 14A, filed by Lucas with the Securities and Exchange Commission on July 29, 2016, and the Current Report on Form 8-K filed concurrently with this press release.

“Obtaining shareholder approval for the purchase agreement and financial transactions was a critical step toward closing the pending acquisition of producing properties and undeveloped acreage in Texas and Oklahoma,” said Anthony C. Schnur, Chief Executive Officer of Lucas Energy. “We view the Special Shareholder Meeting’s approval as a sign of shareholder support for our strategy of expanding the Company’s scale and strengthening its financial flexibility.”

A required majority vote of over 50% of Lucas’s outstanding shares was not achieved to approve the amendment to the Articles of Incorporation to change the Company’s name to Camber Energy, Inc. This amendment will be re-submitted for shareholder vote, likely at the Annual Shareholder Meeting expected to be held in March of 2017.

About Lucas Energy, Inc.

Based in Houston, Texas, Lucas Energy (NYSE MKT: LEI) is a growth-oriented, independent oil and gas company engaged in the development of crude oil, natural gas and natural gas liquids in the Hunton formation in Central Oklahoma and the Austin Chalk and Eagle Ford formations in South Texas.

For more information, please visit the updated Lucas Energy web site at www.lucasenergy.com.

Safe Harbor Statement and Disclaimer

This news release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward looking statements give our current expectations, opinion, belief or forecasts of future events and performance. A statement identified by the use of forward looking words including “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements. Although Lucas believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. These include risks inherent in natural gas and oil drilling and production activities, including risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; delays in receipt of drilling permits; risks with respect to natural gas and oil prices, a material decline which could cause Lucas to delay or suspend planned drilling operations or reduce production levels; risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in natural gas and oil prices; risks relating to unexpected adverse developments in the status of properties; risks relating to the absence or delay in receipt of government approvals or fourth party consents; and other risks described in Lucas’s Annual Report on Form 10-K and other filings with the SEC, available at the SEC’s website at www.sec.gov. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. The Company takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the Company. The Company's SEC filings are available at http://www.sec.gov.